Sensata Technologies Raises Third Quarter 2020 Financial Guidance

SWINDON, United Kingdom – September 8, 2020 – Sensata Technologies (NYSE:ST), a global industrial technology company and a leading provider of sensor-rich solutions that create insights for customers, today announced an update to its third quarter 2020 financial guidance originally provided on July 28, 2020.

"We are seeing increased business activity especially in our Automotive business in Europe and the U.S. which has translated into higher orders and deliveries within the quarter,” said Jeff Cote, CEO and President of Sensata. “We now expect third quarter revenue to be in the range of $735 to $765 million and Adjusted EPS in the range of $0.50 to $0.56, assuming no significant reversal in current market conditions.”

Q3 2020 Guidance
$ in millions, except EPS	Q2-20	Prior Q3-20 Guidance as of 7/28/20	Updated Q3-20 Guidance as of 9/08/2020	Q/Q Sequential Change
Revenue	$576.5	$675 - $705	$735 - $765	28% - 33%
organic growth				27% - 32%
Adjusted Operating Income	$75.0	$110 - $124	$132 - $142	76% - 89%
Adjusted Net Income	$27.7	$60 - $74	$79 - $89	185% - 221%
Adjusted EPS	$0.18	$0.38 - $0.46	$0.50 - $0.56	178% - 211%

Upcoming Investor Conference Presentations
Sensata Technologies will present at the Citigroup Technology Investor conference on Wednesday, September 9th at 8:55 a.m. ET and will present at the RBC Industrial Investor conference on Monday, September 14th at 4:20 p.m. ET. Both events are being held virtually and a live audio webcast of each presentation will be available on the Company’s investor relations website at: http://investors.sensata.com. A replay of the presentations will be archived and available at the same location.

About Sensata Technologies

Sensata Technologies is a leading industrial technology company that develops sensors, sensor-based solutions, including controllers and software, and other mission-critical products to create valuable business insights for customers and end users. For more than 100 years, Sensata has provided a wide range of customized, sensor-rich solutions that address complex engineering requirements to help customers solve difficult challenges in the automotive, heavy vehicle & off-road, industrial and aerospace industries. With more than 20,000 employees and operations in 11 countries, Sensata’s solutions help to make products safer, cleaner and more efficient, electrified, and connected. For more information, please visit Sensata’s website at www.sensata.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, the impact of COVID-19 on the Company’s business and the global economy, commodity prices, the impact of restructuring actions and the Company's success in implementing its operating strategy. The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

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Media Contact:	Investor Contact

Alexia Taxiarchos	Jacob Sayer
Head of Media Relations	Vice President, Finance
+1 (508) 236-1761	+1 (508) 236-1666
ataxiarchos@sensata.com	jsayer@sensata.com